Exhibit 8.1

Subsidiaries of Auna S.A.

Jurisdiction of Organization
Legal Name of Subsidiary
Auna Salud S.A.C.	Peru
Ciclotrón Perú S.A.	Peru
Clínica Bellavista S.A.C.	Peru
Clínica Miraflores S.A.	Peru
Clínica Vallesur S.A.	Peru
Consorcio Trecca S.A.C.	Peru
GSP Inversiones S.A.C.	Peru
GSP Servicios Comerciales S.A.C.	Peru
GSP Servicios Generales S.A.C.	Peru
GSP Trujillo S.A.C.	Peru
Inversiones Mercurio S.A.C.	Peru
Laboratorio Clínica Inmunológico Cantella S.A.C.	Peru
Medicser S.A.C.	Peru
Oncocenter Perú S.A.C.	Peru
Oncosalud S.A.C.	Peru
Operador Estratégico S.A.C.	Peru
Pet CT Perú S.A.	Peru
R&R Patólogos Asociados S.A.C.	Peru
Servimédicos S.A.C.	Peru
Patología Oncológica S.A.C.	Peru
Oncogenomics S.A.C.	Peru
Auna Colombia S.A.S.	Colombia
Ciclotrón S.A.S.	Colombia
Clínica Portoazul S.A.	Colombia
Instituto de Cancerología S.A.S.	Colombia
Las Américas Farma Store S.A.S.	Colombia
Oncomedica S.A.S.	Colombia
Instituto Médico De Alta Tecnología S.A.S.	Colombia
Promotora Médica Las Américas S.A.	Colombia
Grupo Salud Auna México, S.A. de C.V.	Mexico
Hospital y Clínica OCA, S.A. de C.V.	Mexico
DRJ Inmuebles, S.A. de C.V.	Mexico
Inmuebles JRD 2000, S.A. de C.V.	Mexico
Tovleja HG, S.A. de C.V.	Mexico
Dentegra Seguros Dentales S.A.	Mexico
Promed Las Americas LLC	United States of America